Revelation Biosciences Announces Retirement of George Tidmarsh, MD, PhD from Board of Directors

San Diego, CA – May 23, 2025 – Revelation Biosciences, Inc. (NASDAQ: REVB) (the “Company” or “Revelation”), a clinical-stage life sciences company that is focused on rebalancing inflammation to optimize health, announced the retirement of George F. Tidmarsh, MD, PhD from the Company’s Board of Directors.

“The team at Revelation wholeheartedly thanks Dr. Tidmarsh for his guidance and support over the past 5 years," said James Rolke, Chief Executive Officer of Revelation. "While he will be missed, we wish him the best of luck in his newest endeavor.”

“The Revelation team is dedicated to developing innovative therapies to improve the clinical outcomes for patients in need.”, said Dr. Tidmarsh. “I thank them for their passion and hard work and wish them great success as I look forward to my new projects.” Dr. Tidmarsh informed the Board of Directors that he will be working closely with US governmental agencies in his capacity as Adjunct Professor of Pediatrics and Neonatology at Stanford University School of Medicine and that work may pose a conflict of interest if he were to remain a board member. The company and Dr. Tidmarsh agreed that it would be best to avoid even the appearance of a conflict of interest, hence his retirement from the Revelation Board of Directors.

About Revelation Biosciences, Inc.

Revelation Biosciences, Inc. is a clinical stage life sciences company focused on rebalancing inflammation to improve patient outcomes using its proprietary formulation Gemini. Revelation has multiple ongoing programs to evaluate Gemini, including as a prevention for post-burn infection (GEM-PBI), post-surgical infection (GEM-PSI), as a prevention for acute kidney injury (GEM-AKI), and for the treatment of chronic kidney disease (GEM-CKD).

About Gemini

Gemini is an intravenously administrated, proprietary formulation of phosphorylated hexaacyl disaccharide (PHAD®) that reduces the damage associated with inflammation by reprograming the innate immune system to respond to stress (trauma, infection, etc.) in an attenuated manner. Revelation has conducted multiple preclinical studies demonstrating the therapeutic potential of Gemini in the target indications. Revelation previously announced positive Phase 1 clinical data for intravenous treatment with Gemini. The primary safety endpoint was met in the Phase 1 study, and results demonstrated statistically significant pharmacodynamic activity as observed through expected changes in multiple biomarkers including upregulation of IL-10.

For more information on Revelation, please visit www.RevBiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These forward-looking statements are generally identified by the words "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions. We caution investors that forward-looking statements are based on management’s expectations and are only predictions or statements of current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those anticipated by the forward-looking statements. Revelation cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date they were made. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability of Revelation to meet its financial and strategic goals, due to, among other things, competition; the ability of Revelation to grow and manage growth profitability and retain its key employees; the possibility that the Revelation may be adversely affected by other economic, business, and/or competitive factors; risks relating to the successful development of Revelation’s product candidates; the ability to successfully complete planned clinical studies of its product candidates; the risk that we may not fully enroll our clinical studies or enrollment will take longer than expected; risks relating to the occurrence of adverse safety events and/or unexpected concerns that may arise from data or analysis from our clinical studies; changes in applicable laws or regulations; expected initiation of the clinical studies, the timing of clinical data; the outcome of the clinical data, including whether the results of such study is positive or whether it can be replicated; the outcome of data collected, including whether the results of such data and/or correlation can be replicated; the timing, costs, conduct and outcome of our other clinical studies; the anticipated treatment of future clinical data by the FDA, the EMA or other regulatory authorities, including whether such data will be sufficient for approval; the success of future development activities for its product candidates; potential indications for which product candidates may be developed; the ability of Revelation to maintain the listing of its securities on NASDAQ; the expected duration over which Revelation’s balances will fund its operations; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by Revelation.

Company Contacts

Mike Porter

Investor Relations

Porter LeVay & Rose Inc.

Email: mike@plrinvest.com

Chester Zygmont, III

Chief Financial Officer

Revelation Biosciences Inc.

Email: czygmont@revbiosciences.com